Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

OPAL FUELS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees To Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(f)(1) Other	3,861,623 (1)(2)	$7.9375(3)	$30,651,633	$0.00011020	$3,378
	Equity	Warrants to purchase Class A common stock	Other	15,446,494(4)	N/A	N/A	N/A	—(5)
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities	—	—	—	—		—
	Total Offering Amounts					$30,651,633		$3,378
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$3,378

(1)	Represents the maximum number of Class A common stock, par value $0.0001 per share (the “Class A common stock”) of the Registrant that may be issued directly to holders of the Registrant’s public warrants and holders of the Registrant’s private placement warrants who tender their respective warrants.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of Class A common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction).

(3)	Estimated pursuant to Rules 457(f) and 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $7.9375 per share, which is the average of the high and low prices of the Class A Common Stock as reported on The Nasdaq Capital Market on November 16, 2022.

(4)	Represents the maximum number of warrants that may be exchanged pursuant to this Registration Statement in connection with the exchange offer.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.